Exhibit 99.2

An Update on Sterling Financial Corporation’s
Capital Purchase Program and Report to the Community

Sterling Financial Corporation (NASDAQ: STSA) received $303 million as part of the U.S. Department of the Treasury’s Capital Purchase Program (CPP). This program is intended to enhance business and consumer access to credit, a key component of a healthy economy.

Sterling views this program as an important way to serve our customers and communities and we borrowed funds with our customers in mind. Sterling is committed to maintaining safe, sound and secure banking practices and Sterling’s management team, supported by its board of directors, has taken steps to increase its capital reserve, further protect customer deposits and maintain strong liquidity.

Sterling is already putting the $303 million to work to enhance the capital positions of Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank, as a commercial bank, and Golf Savings Bank, as an originator of residential home loans, are actively deploying this capital to help stimulate economic activity. Both banks have increased lending activity to creditworthy borrowers and have introduced new lending programs to meet the needs of small- to mid-sized businesses and consumers throughout the Pacific Northwest.

We are already seeing results from the capital infusion. In December 2008, Sterling originated approximately $325 million in new loans, bringing fourth-quarter lending to $720 million. Over the last several months, mortgage-loan volume has risen significantly. Sterling Savings Bank and Golf Savings Bank are working to make low-interest mortgages available to those purchasing or refinancing homes and potential homeowners with low to moderate incomes.

Sterling’s priority areas for the use of these funds include lending programs focused on:

●   Single-family mortgages

●   Small-business loans

●   Business growth

We serve more than 25,000 businesses and 175,000 consumers in five states. Service to our communities is at the heart of our mission and who we are. We call it Hometown Helpful®. You can think of it as neighbors helping neighbors to improve lives and communities.

Both Sterling Savings Bank and Golf Savings Bank look forward to working with you. This includes more than 25 years of Hometown Helpful service and it is our promise to you. If you have questions, please feel free to visit a local Sterling Savings Bank or Golf Savings Bank branch. We’d be happy to talk with you.

Sincerely,

Harold B. Gilkey
Chairman, President and Chief Executive Officer
Sterling Financial Corporation

Understanding the Capital Purchase Plan (CPP)

In October 2008, the U.S. government announced a plan to inject capital into the nation’s financial institutions. The capital is an investment aimed at bolstering banks, which are the key to our nation’s economic recovery. Sterling Financial Corporation, the parent to Sterling Savings Bank and Golf Savings Bank, was selected to participate in this program.

Sterling was eligible for an investment from the U.S. government because of its stability and strong capital base. We believe this was a vote of confidence from the U.S. Treasury.

The U.S. Treasury funding is not “free money.” In exchange for the capital, Sterling will pay the U.S. Department of the Treasury a 5% dividend on the preferred stock the government now owns, as well as comply with a variety of conditions and restrictions. The dividend will rise to 9% after five years. In addition, the government received a warrant to purchase shares of Sterling common stock that will allow it to share in any increase in value of our common stock.

Sterling’s Loan Portfolio

Sterling’s loan portfolio reflects the diverse nature of the customers served by Sterling Savings Bank and Golf Savings Bank.

●       Residential Construction –16%

●       Commercial Construction – 12%

●       Consumer – 14%

●       Commercial Banking – 28%

●       Residential Real Estate – 10%

●       Commercial Real Estate – 20%

Doing Our Part—New and Enhanced Programs to Spur Economic Growth

When communities grow, business grows. Since receiving the U.S. Treasury funds, Sterling has enhanced a number of lending programs and created new ones. Here are a few examples:

Mortgage loan programs - Sterling is offering special mortgage loan programs for the purchase of single-family residences and condominiums in Sterling-financed developments throughout its footprint.

Small Business Administration (SBA) - Sterling Savings Bank’s Small Business Administration (SBA) division has dedicated additional funding to support the development of small business through active lending under 7A and 504 SBA programs, which provide basic loans for American small businesses and long-term financing options for fixed-asset projects such as the construction of facilities, purchase of machinery and equipment or installation of utilities.

Commercial, equipment and capital goods - Sterling Savings Bank is partnering with a leasing company to provide additional financing solutions for commercial customers seeking to purchase equipment and other capital goods.

Affordable housing - In its continued support of affordable housing, both Sterling Savings Bank and Golf Savings Bank work with third parties to fund or invest in local bonds that finance affordable-housing projects throughout Sterling’s region.

Safety & Soundness—Protecting Deposits

In addition to the funds from the U.S. Department of the Treasury, other government programs added or enhanced during 2008 have been beneficial to our business and consumer customers.

FDIC

The FDIC expanded basic insurance coverage from $100,000 to $250,000 per qualified accountholder. This applies to each entity separately, regardless of whether the account is held in trust.

Temporary Liquidity Guarantee Program (TLGP)

In addition to expanded FDIC coverage, the TLGP provides a full guarantee on all non-interest-bearing transaction accounts held by any depositor, regardless of dollar amount. In other words, all funds in non-interest-bearing deposit accounts held in domestic offices of participating FDIC-insured institutions will be fully guaranteed under the Transaction Account Guarantee (TAG) program component of the TLGP program.

Deploying U.S. Treasury Funds

The U.S. Treasury funds allow Sterling Savings Bank and Golf Savings to enhance lending and investments in the communities they serve, helping customers like homeowners, families and small- and medium-sized businesses across the Pacific Northwest.

We appreciate this vote of confidence from the U.S. government. Sterling focuses on serving our customers in the towns and cities in our footprint. As a community bank, Sterling knows local business needs firsthand.

We are here to help the businesses and individuals who are identifying opportunities—both in terms of job creation and job preservation—within the communities across our footprint. A healthy economy relies on successful businesses. Our key focus areas are:

Single-Family Mortgages

We know the communities we live and work in, and community banks have an important role in supporting real estate lending. The U.S. Treasury capital allows us to continue making conforming, low-interest mortgages available to qualified home buyers, including first-time and low- to moderate-income buyers.

We actively help qualified homeowners refinance their homes, thereby providing them with lower mortgage rates and payments. In many cases, we are finding more affordable mortgage options for individuals who were sold teaser or other non-conforming loans by competitors.

Small-Business Loans

Our intention is to help our neighbors—businesses and consumers. Sterling understands the local needs of our commercial and personal-banking customers.

We continue to support lending to small-business owners, as well as for our customers who need personal loans.

Business Growth

As a leading community bank in the Pacific Northwest, Sterling has an important role to play in sustaining and growing businesses. Sterling is committed to helping our commercial clients find workable solutions and assisting local organizations with their financial needs. We understand the value these local businesses bring to our neighborhoods.

Despite the current economic environment, Sterling takes a long-term view of business and the economy. We work with all of our customers to understand their needs and help them plan for growth and success. Now more than ever, these relationships and this type of partnership will help our customers and our country thrive.

Supporting our Communities

Sterling believes strong communities foster strong banking relationships. Our employees volunteer time and talent each day to causes and organizations that support the communities we serve.

Sterling employees logged more than 4,100 Community Reinvestment Act (CRA) volunteer service hours in 2008. Through the CRA, we focus on community-related projects and activities, including building homes, revitalizing communities, teaching financial education and serving on non-profit boards and advisory councils.

Through direct and indirect grants and investments in 2008, Sterling funded projects, such as those listed below, that help improve our communities:

●   Contributed to more than 450 nonprofit organizations for community support of affordable housing, financial education, the arts and humanitarian concerns.

●   Accessed $460,000 in Federal Home Loan Bank Community Investment funds for affordable housing projects in locations throughout the Pacific Northwest.

●   Sponsored first-time home buyer education classes.

●   Purchased more than $7.5 million in tax credits to build affordable housing and provide support for small business.

Spotlight on Hometown Helpful

Every year, Sterling partners with Habitat for Humanity to build affordable homes for people in need. Housing is a core need in every community we serve.

During the annual Habitat Blitz Build in Spokane, Wash., more than 50 volunteers spend the day sawing, hammering and painting at a construction site. In addition, Sterling donates $12,000 toward the building of that home. It is one of the most sought-after volunteer events of the year.

Executive Compensation and Dividends

Sterling’s executive management team and certain members of Sterling’s senior management team elected to accept no cash-bonus compensation for 2008. Our commitment to our customers, to our employees and to the long-term health of the company means we intend to use the U.S. Treasury funds where they are needed most—as a way to stimulate the economy and the health of the communities we serve.

To further preserve capital, Sterling’s board of directors made the prudent decision to suspend its quarterly cash dividend on common stock. This measure enables Sterling to retain approximately $21 million annually in its capital base for lending and reserve purposes.

Doing our Part – Looking Forward

Building on our strengths, Sterling is focused on the following:

●   Maintaining liquidity through deposit-gathering focus

●   Shifting to more commercial and industrial loans and consumer mortgages

●   Offering fair pricing and policies

●   Expanding net interest margin

●   Controlling expenses

●   Remaining the employer of choice for our people

●   Actively participating in our communities

2008 Highlights

● Capital ratios remain above “well-capitalized” levels at 13.0%

● Available liquidity remains strong at $3.2 billion

● Total assets of $12.79 billion

● Total loans of receivable $8.81 billion

● Total deposits increased 9% over 2007 to a record $8.35 billion

Forward-Looking Statements

This release contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words "expects," "'anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of additional adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.